CERTIFICATE OF MERGER

                                       OF

                             XRG INTERNATIONAL, INC.
                           (a New Jersey corporation)

                                  WITH AND INTO

                                    XRG, INC.
                            (a Delaware corporation)

                        (Under Section 252 of the General
                    Corporation Law of the State of Delaware)

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware files this Certificate of Merger and does hereby certify:

         FIRST:   That the name  and the  state of  incorporation of each of the constituent corporations of the merger are as follows:

         Name                                        State of Incorporation
         ----                                        ----------------------
         XRG International, Inc.                     New Jersey
         XRG, Inc.                                   Delaware

         SECOND: That an Agreement and Plan of Merger dated as of October 29, 2001, between the constituent corporations has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252 of the Delaware General Corporation Law. Pursuant to said Agreement and Plan of Merger, the surviving corporation of the merger shall be XRG, Inc., the Delaware corporation (the "Surviving Corporation").

         THIRD:   That the name of the Surviving Corporation is XRG, Inc.

         FOURTH: That the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the said XRG, Inc., the Delaware corporation.

         FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the Surviving Corporation. The address of said office is 100 Fifth Avenue, Suite 614, Pittsburgh, Pennsylvania 15222.

     SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: That the total authorized capital stock of XRG International, Inc., the New Jersey corporation, is 15,000,000 shares of common stock.

     EIGHTH: That this Certificate of Merger shall be effective as of the date of filing.

     IN WITNESS WHEREOF, the undersigned corporation has caused this Certificate to be executed by its President and attested by its Secretary this 28th day of December, 2001.

                                   XRG, Inc.,
                                   a Delaware corporation

                                   By:
                                      --------------------------------
                                       Kevin P. Brennan
                                       President

ATTEST:

--------------------------
Donald G. Huggins, Jr.
Secretary